Referral Agreement

Between:

Macco Intl. Corp.

681 Zemes st, Zemes, Bacau,

Romania 607690                                                                                                                                                                                                                        (Herein called Macco)

And:

ANASCO MACHINERY INC.

2533 Halpern,

St-Laurent (Montreal), Quebec,
H4S 1N9                                                                                                                                                                                                                                      (Herein called Anasco)

1. THAT Anasco recognizes Macco as a third party for a machinery sale.

2. THAT Anasco is willing to pay Macco a referral fee between 15 and 40%, depending on the machinery. The exact percentage will be agreed upon, before each transaction takes place.Net value shall exclude refunds and payments not honored by a financial institution. Subsequent sales of goods or services to the referred customer shall not be subject to a referral fee except where such subsequent purchase is the direct result of a repeat referral.

3. THAT neither Anasco nor his officers, representatives, employees, subsidiaries nor affiliated persons and corporations have the right to circumvent Macco from selling the above named equipments/machines to the BUYER or prevent Macco from making its profit/commission from that sale.

4. THAT Macco may cancel this contract if Anasco arrears on the account. Macco may also sue for its damages, including lost profits, offsetting the deposit there against, and further recover its cost of suit including attorney fees.

5. THAT Macco will be responsible for any casualty occurring to the machinery, until it has been received by Anasco.

6. THAT Anasco agrees to pay a deposit of 50% on all transactions before the delivery and the balance COD.

7. THAT the relationship between the parties shall at all times be that of independent contractors. No employment, partnership or joint-venture relationship is formed by this referral agreement and at no time may the MACCO INTERNATIONAL CORP., position itself as affiliated to ANASCO MACHINERY INC, except as an independent referrer. In view of this independent relationship the MACCO INTERNATIONAL CORP shall not enter into any agreements on behalf of ANASCO MACHINERY INC, shall make no warranty either expressed or implied on behalf of ANASCO MACHINERY INC and shall not incur any expenses on behalf of ANASCO MACHINERY INC.

8. THAT the warranties on the machineries may vary from transaction to transaction and the warranty must be discussed and approved before delivery.

9. THAT all sales taxes, tariffs, and other governmental charges shall be paid by the buyer and are the Buyer's Responsibility.

10. THAT either party may terminate the referral agreement at any time by giving the other party ten (10) days prior written notice. Upon termination by either party, all outstanding referral fees due to the agent at that time shall be settled in full within thirty (30) days.

11. THAT each party shall indemnify, defend and hold the other party (and any other relation to the other party) harmless against any and all claims of whatsoever nature arising from misrepresentation, default, misconduct, failure to perform or any other act related to this agreement.

12. THAT no modification shall be made to this Contract except in writing and signed by both parties. This Contract shall be binding upon the parties and their respective heirs, executors, administrators, successors, assigns and personal representatives.

MACCO INTERNATIONAL CORP.                                                     ANASCO MACHINERY INC.

681 Zemes st, Zemes, Bacau,                                                          2533 Halpern,St-Laurent

Romania 607690                                                                                Quebec, H4S 1N9

www.maccointernational.com                                                         www.anascomachinery.com

By: /s/ SANDU MAZILU                                                                            By: /s/ TONY ASMAR

SanduMazilu, CEO                                                                             Tony Asmar, President

January25, 2013                                                                                               January 25, 2013